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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 by Sun Bancorp, Inc. regarding the Sun Bancorp, Inc. 401(k) Plan (the "Plan") of our report dated June 8, 2000, relating to the statements of net assets available for benefits as of December 31, 1999 and 1988 and the statement of changes in net assets available for benefits for the year ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 11-K of the Plan.


                                                     /s/ Parente Randolph


Williamsport, Pennsylvania
June 27, 2000